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                                                                      EXHIBIT 11


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors and Shareholders
Tax-Free Investments Co.:

We consent to the use of our report on the Cash Reserve Portfolio (a Portfolio of Tax-Free Investments Co.) dated May 1, 1998 included herein and the references to our firm under the headings "Financial Highlights" and "Reports to Shareholders" in the Prospectus and "Reports" in the Statement of Additional Information.


                              /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP



Houston, Texas
November 20, 1998